Exhibit 99.2

For Immediate Release	For Investor Inquiries, contact:
November 15, 2006	Randy A. Henry
2006-21	317.808.6060

Shona L. Bedwell
317.808.6169

Duke Announces Offering of $500 Million of

Exchangeable Senior Notes Due 2011

Entry Into Capped Call and Expected Repurchase of

Up to $110 Million of Common Stock

Indianapolis, Indiana — Duke Realty Corporation (DRE: NYSE) (“Duke”) today announced that Duke Realty Limited Partnership (the “Operating Partnership”), of which Duke is the sole General Partner, intends to offer, subject to market and other conditions, $500 million aggregate principal amount of exchangeable senior notes due 2011 through an offering to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended.  The notes will be senior unsecured obligations of the Operating Partnership and will be exchangeable into cash or a combination of cash and shares of Duke’s common stock.  The interest rate, exchange rate and offering price of the notes will be determined by negotiations between the Operating Partnership and the initial purchasers of the notes.  The Operating Partnership expects to grant the initial purchasers a 30-day option to purchase up to an additional $75 million principal amount of notes.

In connection with the offering, Duke and the Operating Partnership expect to enter into a capped call transaction with affiliates of the initial purchasers of the notes to substantially increase the effective conversion premium of the notes. This transaction also is intended to reduce the potential dilution resulting from a future exchange of the notes.  In connection with this capped call transaction, the counterparties have advised Duke and the Operating Partnership that they and/or their respective affiliates expect to purchase shares of Duke’s common stock and/or enter into various derivative transactions with respect to shares of Duke’s common stock simultaneously with or shortly after the pricing of the notes.  In addition, following the pricing of the notes, the counterparties and their affiliates may enter into or unwind various

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derivatives and/or continue to purchase or sell shares of Duke’s common stock in secondary market transactions, including during the observation period relating to any exchange of the notes.

The Operating Partnership expects to use the net proceeds from the offering to fund Duke’s repurchase of up to $110 million of Duke’s common stock, to fund the cost of the capped call transaction, to repay amounts outstanding under the Operating Partnership’s unsecured line of credit, and for other general business purposes.

This announcement does not constitute an offer to sell or the solicitation of an offer to buy any securities of Duke or the Operating Partnership, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.  The notes and the shares of Duke’s common stock that may be issuable upon exchange of the notes have not been registered under the Securities Act of 1933, as amended, or the securities laws of any State or other jurisdiction and may not be offered or sold in the United States absent registration under, or an applicable exemption from the registration requirements of, the Securities Act and other applicable securities laws.

Cautionary Notice Regarding Forward-Looking Statements

This announcement may include forward-looking statements within the meaning and subject to the protections of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements include, among others, statements regarding: the commencement of, and negotiations related to, the offering of the notes; the completion of the offering and the Operating Partnership’s application of the net proceeds from the offering; the ability of Duke and the Operating Partnership to enter into, and the anti-dilutive effect of, the capped call transaction; and the market activities of counterparties to the capped call transaction.  Although Duke and the Operating Partnership presently believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, neither Duke nor the Operating Partnership give, or can give, any assurance that those expectations will be achieved.  Any number of factors could cause actual results to differ, including, but not limited to: the inability of Duke and the Operating Partnership to negotiate terms of the offering and the notes that are favorable to them, if at all; the inability to successfully identify investors in the notes; changes in the market for derivative instruments; changes in the market price of Duke’s common stock; changes in the trading value of the notes; changes in accounting rules or the application of such rules; changes in interest rates and other general economic conditions; and changes in Duke’s and/or the Operating Partnership’s results of operations or financial condition.

You should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. Neither Duke nor the Operating Partnership have or undertake any obligation to publicly update, revise or correct any of the forward-looking statements after the date of this announcement, or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise. This announcement should be read in conjunction with the risk factors, financial information and other information contained in the filings that Duke and the Operating Partnership make with the Securities and Exchange Commission.